Exhibit 99.1

MIDDLESEX WATER COMPANY NAMES NEW

CHIEF FINANCIAL OFFICER

Iselin, NJ (June 10, 2024) --  Middlesex Water Company (NASDAQ: MSEX) has named Mohammed G. (Rally) Zerhouni as its new Senior Vice President, Chief Financial Officer and Treasurer effective June 24, 2024, as part of its ongoing strategic succession planning efforts. Zerhouni joins Middlesex following a comprehensive search for a successor to Senior Vice President, Treasurer and Chief Financial Officer, A. Bruce O’Connor, who will retire from the Company effective June 21, 2024, after 34 years of service.

“I and the rest of the Middlesex Board of Directors are thrilled to have Mohammed G. (Rally) Zerhouni join our company. His breadth of knowledge and experience will play a key role in helping to address the numerous opportunities and challenges facing our company and our industry,” said Nadine Leslie, Middlesex Water President and CEO. “A very comprehensive and thoughtful recruiting process was in place to ensure we identified a financial leader to further the Company’s mission to provide operational and financial excellence,” added Leslie.

Zerhouni is an accomplished finance leader with over 20 years of experience in finance primarily in the regulated utility sector. Zerhouni was most recently the Senior Vice President of Finance and Principal Accounting Officer of SJW Group, where he led a team of more than 55 professionals in key accounting and finance areas. Prior to joining SJW Group, he was the Chief Financial Officer for Veolia North America regulated utility business where he led the development and execution of the finance transformation roadmap. Prior to joining Veolia, he led audit engagement teams at PwC, which included engagements with large investor-owned utilities. Zerhouni was also an adjunct faculty at Franklin University teaching accounting courses.

“I am honored to be appointed to lead the finance organization of Middlesex Water Company. I'm very excited to work with this talented team to continue delivering reliable and affordable water services to our communities while navigating the evolving regulatory landscape and ensuring long-term financial sustainability,” said Zerhouni.

“We are grateful for Bruce’s many years of service and leadership, including 28 years as our CFO, overseeing financial reporting, customer service and regulatory rate matters. He was instrumental in effectively accessing the capital markets for funding Middlesex’ growth in New Jersey and Delaware,” said Leslie. “Bruce’s commitment to strong regulatory relations and fiscal accountability has served our company and our stakeholders well. On behalf of the Board of Directors, we wish him good health and happiness in his retirement,” added Leslie.

About Middlesex Water Company

Established in 1897, Middlesex Water Company serves as a trusted provider of life-sustaining high quality water service for residential, commercial, industrial and fire protection purposes. The Company and its subsidiaries form the Middlesex family of companies, which collectively serve a population of nearly half a million people in New Jersey and Delaware. We offer a full range of water, wastewater utility and related services including municipal and industrial contract operations and water and wastewater system technical operations and maintenance. We are focused on meeting and balancing the needs of our employees, customers, and shareholders. We invest in our people, our infrastructure, and the communities we serve to support reliable and resilient utility services, economic growth and quality of life.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, our long-term strategy and expectations, the status of our acquisition program, the impact of our acquisitions, the impact of current and projected rate requests and the impact of our capital program on our environmental compliance. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business conditions, unfavorable weather conditions, the success of certain cost-containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives and other factors discussed in our filings with the Securities and Exchange Commission.

Contact:

Bernadette Sohler

Middlesex Water Company

(732) 638-7549

www.middlesexwater.com